AMENDMENT TO

AMENDED AND RESTATED FOUR CORNERS PROPERTY TRUST, INC.

2015 OMNIBUS INCENTIVE PLAN

THIS AMENDMENT TO THE AMENDED AND RESTATED FOUR CORNERS PROPERTY TRUST, INC. 2015 OMNIBUS INCENTIVE PLAN (this “Amendment”) is made and adopted by Four Corners Property Trust, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Amended and Restated Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has delegated to its Compensation Committee the authority to administer the Plan and, pursuant to Section 3.2 of the Plan, the Board, from time to time, may exercise any or all of the powers and authorities related to the administration and implementation of the Plan;

WHEREAS, pursuant to Section 5.2 of the Plan, the Plan may be amended by the Board at any time and from time to time, subject to the terms of the Plan; and

WHEREAS, the Board has adopted this Amendment, effective as of June 5, 2025 (the “Amendment Effective Date”).

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows, effective as of the Amendment Effective Date:

1.
Section 2.3 of the Plan is hereby amended and restated in its entirety to read as follows:

““Applicable Laws” shall mean any applicable law, including without limitations (a) applicable provisions of the Code, the Securities Act, the Exchange Act, any rules or regulations thereunder, and any other laws, rules, regulations, and government orders, (b) applicable provisions of the corporate, securities, tax, and other laws, rules, regulations, and government orders, and (c) the rules of any Stock Exchange or Securities Market on which the Stock is listed, quoted or publicly traded.”

2.
Section 18.11 of the Plan is hereby amended and restated in its entirety to read as follows:

“18.11 Limitation on Liability. To the fullest extent permitted by Applicable Laws and the Company’s articles of incorporation and bylaws, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Award Agreement. Notwithstanding any provision of the Plan to the contrary, to the fullest extent permitted by Applicable Laws and the Company’s articles of incorporation and bylaws, neither the Company, an Affiliate, the Board, the Committee, nor any person acting on behalf of the Company, an Affiliate, the Board, or the Committee will be liable to any Grantee or to the estate or beneficiary of any Grantee or to any other holder of an Award under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that this Section 18.11 shall not affect any of the rights or obligations set forth in an applicable agreement between the Grantee and the Company or an Affiliate.”

3.
A new Section 18.12 is hereby added to the Plan as follows:

“18.12 Conformity to Applicable Laws. Grantee acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.”

4.
This Amendment shall be and is hereby incorporated in and forms a part of the Plan, effective as of the Amendment Effective Date.
5.
Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Four Corners Property Trust, Inc. on June 5 2025.

Four Corners Property Trust, Inc.

By: __________________________

James L. Brat

Secretary

Date: June 5, 2025